EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made and entered into as of October 30, 2008, by and among Touchstone Industry Group Limited, a British Virgin Islands corporation ("TIGL") and BayPeak LLC, a California limited liability company ("BayPeak").

W I T N E S S E T H:

WHEREAS, Tianjin Golden Dragon Travel Services Limited, a company organized under the laws of the People's Republic of China ("Dragon") has entered into an Engagement Agreement, dated January 20, 2008 (the "Engagement Agreement") with Carret (Beijing) Investment Management & Advisory Company ("Carret"), pursuant to which Dragon engaged Carret to provide financial advisory services in connection with one or more offerings of securities by Dragon and a going public transaction. Dragon was subsequently acquired by, and is now a wholly-owned subsidiary of, Wellcare International Limited, a Hong Kong company ("WIltd"), which is a wholly-owned subsidiary of TIGL.

WHEREAS, Carret and BayPeak entered into a Financial Advisory Cooperation Agreement, dated May 20, 2008 (the "Cooperation Agreement"), pursuant to which Carret engaged BayPeak to provide certain of the required services to Dragon on Carret's behalf.

WHEREAS, the parties wish to clarify and amend certain provisions of the Engagement Agreement and Cooperation Agreement regarding the issuance of equity securities to BayPeak .

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1.     The Financing.     TIGL shall use commercially reasonable efforts to raise approximately $5 million in a pre-listing equity financing transaction on terms that are reasonably satisfactory to TIGL and the Shareholder (the "Financing"). TIGL shall reserve for issuance shares of its common stock sufficient to consummate such equity financing.

2.     Reimbursement of Advances; Forgiveness of Fees; Issuance of Securities to BayPeak.     TIGL acknowledges that (i) BayPeak has prepaid certain fees on Dragon's behalf pursuant to the Cooperation Agreement, including legal fees and auditing fees, and will continue to prepay up to an aggregate of US $1 million of such fees until the consummation of the Financing and (ii) obligations to reimburse BayPeak for all prepaid expenses of Dragon under the Engagement Agreement and Cooperation Agreement will be assumed by TIGL. The parties acknowledge and agree that such fees shall be reimbursed upon the consummation of the Financing. BayPeak has agreed to forgive a $200,000 fee included in the Cooperation Agreement in consideration of the issuance by TIGL, of (i) shares in an amount equal to 6% of the total number of issued and outstanding shares of Common Stock, and Warrants to purchase an additional 8% of total then issued and outstanding Shares of TIGL, on a fully diluted basis, to BayPeak (the "Shares"). TIGL hereby agrees to issue such Securities to BayPeak immediately upon execution of this agreement. BayPeak hereby acknowledges and agrees that the issuance of the Securities fully and completely satisfies any obligations of Dragon to issue equity securities to Bay Peak, whether pursuant to the Engagement Agreement, Cooperation Agreement or otherwise.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

3.     Representations and Warranties.     In connection with BayPeak's purchase of the Shares pursuant to Section 2 above, BayPeak, hereby represents and warrants as follows:

A.

BayPeak understands the business in which the TIGL and WI LTD will be engaged and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in TIGL and making an informed investment decision with respect thereto. BayPeak has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.

B.

BayPeak is an "Accredited Investor" (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933).

C.

BayPeak has had access to all documents, records and books of TIGL and WI LTD pertaining to this investment. Additionally, BayPeak has been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which TIGL and WI LTD possesses, or can acquire without unreasonable effort or expense, that is relevant to BayPeak's investment decision.

D.

BayPeak has adequate means of providing for its current needs and possible personal contingencies in the same manner as BayPeak would have been able to provide prior to making the investment in the Shares, has no need for liquidity in this investment, is aware of and able to bear the risks of the investment for an indefinite period of time, and presently, based on existing conditions, is able to afford a complete loss of such investment

E.

BayPeak recognizes that TIGL and WI LTD have limited financial or operating history and that the Shares as an investment involve significant risks.

F.

BayPeak understands that the Shares are "restricted securities" as that term is defined pursuant to Rule 144 of the Securities Act, and have not been registered under the Securities Act or under certain state securities laws in reliance upon exemptions therefrom for nonpublic offerings. BayPeak understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Act and under certain state securities laws or an exemption or exemptions from such registration are available.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

G.

The Shares are being purchased solely for BayPeak's account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such Shares. BayPeak represents that BayPeak has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any Shares.

H.

BayPeak agrees not to sell or otherwise transfer the Shares unless they are registered under the Act and under any applicable state securities laws, or an exemption or exemptions from such registration are available.

I.

BayPeak is authorized and otherwise duly qualified to purchase and hold Shares and to enter into this Agreement and such entity has not been formed for the specific purpose of acquiring Shares in TIGL unless all of its equity owners qualify as accredited individual investors.

4.     Indemnification.     BayPeak agrees to indemnify and hold harmless TIGL from and against all liability, damage, losses, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of any breach of the representations and warranties made by BayPeak herein, or in any document provided by BayPeak to TIGL.

5.     Legends.     BayPeak hereby agrees with TIGL that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Additionally, the Shares will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. BayPeak consents to TIGL making a notation on its records or giving instructions to its Transfer Agent in order to implement the restrictions on transfer of the Shares.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

6.     Piggy-Back Registration Rights.

A.

If at any time after the date hereof, TIGL shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of TIGL) any of its equity securities, other than in connection with the IPO or on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares who is entitled to registration rights under this Section 6 written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, TIGL shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if; in connection with a public offering of TIGL the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then TIGL shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder on a pro rata basis. "Registrable Shares" shall mean the Shares issuable pursuant to this Agreement; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act or once such shares become eligible for resale pursuant to Rule 144(k).

B.

TIGL will use its best efforts to keep effective any registration or qualification contemplated by this Section 6 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication until such time as all of the Shares may be sold without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to TIGL pursuant to a written opinion letter to such effect, addressed and acceptable to TIGL's transfer agent. TIGL will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

C.

Indemnification by TIGL.

(i) In the event that TIGL registers any of the Registrable Shares under the Securities Act, TIGL will indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by TIGL) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by TIGL of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to TIGL and relating to action or inaction required of TIGL in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to TIGL in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

(ii) Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against TIGL, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify TIGL in writing of the commencement thereof (provided, that failure by any such person to so notify TIGL shall not relieve TIGL from any liability it may have hereunder to any other person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, TIGL shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against TIGL.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

(iii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Section 6 or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, then, TIGL and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of TIGL on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of TIGL on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by TIGL on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

D.

Indemnification by Holders of Registrable Shares.

(i) In the event that TIGL registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will, as a condition to registration of the Registrable Shares, agree to indemnify and hold harmless TIGL, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls TIGL within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse TIGL and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to TIGL in connection therewith by such holder of Registrable shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by such holder in such registration, net of any underwriting discounts or commissions paid by such holder.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

(ii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which TIGL or another person entitled to indemnification pursuant to this Section 6 makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6 provides for indemnification, in such case, then, TIGL and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of TIGL on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of TIGL on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by TIGL on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by such holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

7.     Exchange Act Reports.     TIGL will use commercially reasonable efforts to (i) timely file with the SEC such information as the SEC may require under the Exchange Act and (ii) take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to such Common Stock. TIGL shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by TIGL as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of TIGL as filed with the Commission, and (iii) such other public reports and public documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration. TIGL agrees to use commercially reasonable efforts to facilitate and expedite transfers of the shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of shares. As long as BayPeak owns any Shares, if TIGL is not required to file reports pursuant to such laws, TIGL will prepare and furnish to BayPeak and make publicly available in accordance with Rule 144(c) promulgated by the SEC pursuant to the Securities Act, such information as is required for BayPeak to sell the Shares under Rule 144.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

8.     Expenses.     In the case of each registration effected under Section 6, TIGL shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, TIGL's printing, legal and accounting fees and expenses, SEC and NASD filing fees and "Blue Sky" fees; provided, however, that TIGL shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares.

9.     Transferability.     For all purposes of Section 6 of this Agreement, BayPeak or an assignee thereof who agrees to be bound by the provisions of Section 6 shall be deemed at any particular time to be the holder of all Registrable Securities of which such person shall at such time be the "beneficial owner," determined in accordance with Rule 13d-3 under the Exchange Act.

10.     Restrictions on Future Issuances of Securities.     For a period of twelve (12) months commencing on the date of this Agreement, without the prior written consent of BayPeak, TIGL shall not issue (a) any shares of the capital stock of TIGL, whether now authorized or authorized in the future, or (b) any rights, options or warrants to purchase any shares of the capital stock of TIGL, or (c) any other securities of TIGL of any type that are or may become convertible into or exercisable for any shares of the capital stock of TIGL, except in connection with the IPO and the Financing.

11.     Appointment of Chief Financial Officer.     TIGL shall, within three (3) months after the closing date of this agreement, hire a Chief Financial Officer with (i) experience with the generally accepted accounting principles of the United States and SEC financial reporting requirements and (ii) fluency in English.

12.     Notices.     All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail, return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication if confirmed by mail to TIGL at its current address or such other address as may be specified in TIGL's reports that are filed from time to time with the SEC and to BayPeak at its address as it appears on the books and records of TIGL. Notices shall be deemed to have been received on the date of personal delivery or facsimile, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. A copy of any notice shall also be delivered to Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, CA 94105, Attention: Scott C. Kline, Esq., Facsimile: (415) 983-1200.

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

13.     Attorney's Fee.     If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14.     Waiver.     The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

15.     Choice of Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to the transactions contemplated hereby.

16.     Complete Agreement.     This Agreement, together with the Engagement Agreement and Cooperation Agreement, contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. It is understood that this Agreement may be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail. If any provision of this Agreement, or any interpretation thereof, conflicts with any provision of the Engagement Agreement or Cooperation Agreement, the terms of this Agreement shall prevail.

17.     Counterparts.     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.     Binding Effect.     This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SECURITIES PURCHASE AGREEMENT

EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BayPeak:

BayPeak LLC

By:________________________
Name: Cory Roberts
Title: Managing Member

TIGL:

Touchstone Industry Group Limited

By:________________________
Name:
Title: